As filed with the Securities and
Exchange Commission on June 26, 2000                      Registration No. 333
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                              PAWNBROKER.COM, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                   33-0794473
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or organization)

                              85 Keystone, Suite F
                               Reno, Nevada 89503
                                 (775) 332-5048
                 ----------------------------------------------
                     Address of Principal Executive Offices


                  Amended and Restated (1999) Stock Option Plan
                 ----------------------------------------------
                            (Full titles of the plan)


                           Corporation Service Company
                                1013 Centre Road
                              Wilmington, DE 19805
                 ----------------------------------------------
                     (Name and address of agent for service)

                                 (302) 734-7492
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                                CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of             Amount to         Proposed Maximum Offering       Proposed Maximum Aggregate        Amount of
Securities to be Registered(1)   be Registered            Price Per Share                  Offering Price          Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to        2,976,665 shares             $6.69(1)                       $19,913,888                 $5,257
outstanding options under
the Plan

------------------------------------------------------------------------------------------------------------------------------------
Common Shares not subject to    5,023,335 shares             $4.25(2)                       $21,349,173                 $5,636
outstanding options under
the Plan

------------------------------------------------------------------------------------------------------------------------------------
Total                           8,000,000 shares                                            $40,007,228                 $10,893
------------------------------------------------------------------------------------------------------------------------------------

(1) Based on the average exercise price of options granted under the 1999 Stock Option Plan outstanding as of the date of the filing of this registration statement.

(2) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average high and low prices for the Registrant's common shares on June 19, 2000, as quoted on the National Association of Securities Dealer Over-The-Counter Bulletin Board, which was US$4.25 per share.


================================================================================

This registration statement on Form S-8 registers common shares, with a par value of $0.0001 per share, of Pawnbroker.com, Inc., a Delaware corporation, (the "Registrant") to be issued pursuant to the exercise of options or rights granted under the Registrant's 1999 Stock Option Plan, as amended.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) through (c) below are incorporated by reference in this registration statement.

     (a) The Registrant's registration statement filed pursuant to Section 12(b) or 12(g) of the Exchange Act filed on Form 10 on November 3, 1999.

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report incorporated by reference herein pursuant to (a) above.

     (c) The description of the Registrant's securities contained in the Registrant's registration statement on Form 10 filed with the Securities and Exchange Commission on November 3, 1999, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

The Registrant's Articles of Incorporation and Bylaws require us to indemnify to the fullest extent permitted by Delaware law, each person that we have the power to indemnify.

Delaware law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, that is, one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Registrant's Articles of Incorporation and Bylaws also contain provisions stating that no director shall be liable to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Delaware law (for unlawful payment of dividends, or unlawful stock purchases or redemptions) or (4) a transaction from which the director derived an improper personal benefit. The intention of the foregoing provisions is to eliminate the liability of our directors or our stockholders to the fullest extent permitted by Delaware law

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit
Number          Description
------          -----------
  4.1           Amended and Restated (1999) Stock Option Plan
  5.1           Opinion of Dorsey & Whitney LLP
 23.1           Consent of Davidson & Co.
 23.3           Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)
 24.1           Power of Attorney (See page II-5 of this registration statement)


Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 26th day of June, 2000.

                                   PAWNBROKER.COM, INC.



                                   By:  /s/ Joseph D. Schlader
                                        ---------------------------------------
                                        Joseph D. Schlader, President

                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Neil McElwee and Joe Schlader, or any of them, his attorney-in-fact, with the power of substitution, for them in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                       Title                       Date
          ---------                       -----                       ----

/s/ Neil McElwee                  Chief Executive Officer         June 21, 2000
-----------------------------     and Director
Neil McElwee                      (Principal Executive Officer)


/s/ Joseph Schlader               President, Chairman of the      June 20, 2000
-----------------------------     Board, and Director
Joseph Schlader


/s/ William Galine                Director and Secretary          June 20, 2000
-----------------------------
William Galine


/s/ Greigory Park                 Chief Financial Officer         June 19, 2000
-----------------------------     (Principal Financial Officer
Greigory Park                     and Accounting Officer)

                                  EXHIBIT INDEX

Exhibit
Number         Description
------         -----------
 4.1           Amended and Restated (1999) Stock Option Plan
 5.1           Opinion of Dorsey & Whitney LLP
23.1           Consent of Davidson & Co.
23.3           Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)
24.1           Power of Attorney (See page II-5 of this registration statement)